TO BE EFFECTIVE APRIL 9, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                         STRONG LIFE STAGE SERIES, INC.

         The undersigned Vice President and Assistant Secretary of Strong Life Stage Series, Inc. (the "Corporation"), hereby certifies that in accordance with
Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong Conservative Portfolio, Strong Moderate Portfolio, and Strong Aggressive Portfolio as the Investor series of the Strong Conservative Portfolio, Strong Moderate Portfolio, and Strong Aggressive Portfolio, respectively, and to remove the name and address of the initial registered agent and office, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

         `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                                    SERIES                      AUTHORIZED NUMBER OF SHARES

Strong Conservative Portfolio            Investor                    Indefinite
Strong Moderate Portfolio                Investor                    Indefinite
Strong Aggressive Portfolio              Investor                    Indefinite'

         Article VII of the Articles is deleted in its entirety."

This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on April 5, 2001 in accordance with Sections 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 6th day of April, 2001.


                                        STRONG LIFE STAGE SERIES, INC.


                                       By:      /S/ CATHLEEN A. EBACHER
                                           -------------------------------------
                                            Cathleen A. Ebacher, Vice President
                                            and Assistant Secretary


This instrument was drafted by:

Kerry A. Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051